Consent of Independent Accountants
We hereby consent to the incorporation by reference to the Registration Statement on Form S-8, (Nos. 333-210488, 333-210095, 333-195430 and 333-139356) and Registration Statement on Form S-3 (No. 333-194972) of GTT Communications, Inc. of our report dated November 28, 2016 relating to the consolidated financial statements of Hibernia NGS Limited, which appears in this Current Report on Form 8-K of GTT Communications, Inc.
/s/ PricewaterhouseCoopers
Dublin, Ireland
November 28, 2016